UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 2021

FATHOM HOLDINGS INC.

(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)

001-39412		82-1518164
(Commission File Number)		(IRS Employer Identification No.)

2000 Regency Parkway Drive, Suite 300, Cary, North Carolina 27518

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code 888-455-6040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	FTHM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 4.01	Changes in Registrant’s Certifying Accountant.

Dismissal of Independent Registered Public Accounting Firm

On June 7, 2021, the Audit Committee of the Board of Directors of Fathom Holdings Inc. (the “Company”) dismissed BDO USA, LLP (“BDO”) as its independent registered public accounting firm after completing a competitive process with multiple firms to serve in that role for the fiscal year ending December 31, 2021.

The audit reports of BDO on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for an explanatory paragraph for the adoption of new accounting standards. Because the Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act enacted in April 2012, an audit report of BDO on the effectiveness of the Company’s internal control over financial reporting was not required as of December 31, 2020.

During the fiscal years ended December 31, 2020 and 2019 and in the subsequent interim period through June 7, 2021 the Company had no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with BDO on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of such disagreements in their reports on the financial statements.

During the fiscal years ended December 31, 2020 and 2019 and in the subsequent interim period through June 7, 2021 there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K of the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) except for the previously disclosed material weaknesses related to: (i) not effectively applying the Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission due primarily to an insufficient complement of personnel possessing the appropriate accounting and financial reporting knowledge and experience, and (ii) not maintaining effective controls relating to reconciliation of and recording of revenue.

The Company provided BDO with a copy of the disclosures it is making in this Form 8-K prior to the time this Form 8-K was filed with the SEC. The Company requested BDO to furnish it a letter addressed to the SEC stating whether it agrees with the above statements. A copy of that letter, dated June 8, 2021, is filed as Exhibit 16.1 to this Form 8-K.

Selection of New Independent Registered Public Accounting Firm

On June 7, 2021, the Audit Committee approved the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s new independent registered public accounting firm for the year ending December 31, 2021, subject to completion of Deloitte’s standard client acceptance procedures and execution of an engagement letter.

During the fiscal years ended December 31, 2020 and 2019 and in the subsequent interim period through June 7, 2021, neither the Company nor anyone acting on its behalf consulted with Deloitte regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event as defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

16.1	Letter from BDO USA, LLP to the Securities and Exchange Commission dated June 8, 2021, pursuant to Section 304(a)(3) of Regulation S-K of the rules and regulations of the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FATHOM HOLDINGS INC.

Date: June 11, 2021	/s/ Marco Fregenal
Marco Fregenal
President and Chief Financial Officer